FIFTEENTH SUPPLEMENTAL INDENTURE


         FIFTEENTH SUPPLEMENTAL INDENTURE, dated as of May 11, 1999 (this "Fifteenth Supplemental Indenture"), among Spieker Properties, Inc., a corporation organized under the laws of Maryland (the "General Partner"), Spieker Properties, L.P., a limited partnership organized under the laws of California (the "Issuer"), and U.S. Bank Trust National Association, as Trustee (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Issuer, the General Partner and State Street Bank and Trust Company ("State Street") executed and delivered an Indenture, dated as of December 6, 1995 (as supplemented hereby, the "Indenture"), to provide for the issuance by the Issuer from time to time of debt securities evidencing its unsecured indebtedness;

         WHEREAS, pursuant to the Ninth Supplemental Indenture, the Issuer and the General Partner appointed the Trustee as trustee with respect to the series of securities established by that Supplemental Indenture and future series of securities under the Indenture, and the Trustee accepted such appointment;

         WHEREAS, pursuant to the Ninth Supplemental Indenture, State Street remains trustee of all series of securities prior to those established by the Ninth Supplemental Indenture;

         WHEREAS, pursuant to Board Resolution, the Issuer has authorized the issuance of $200,000,000 of its 6.8% Notes Due May 1, 2004 (the "2004 Notes") and $200,000,000 of its 7.25% Notes due May 1, 2009 (the "2009 Notes" and,
together with the 2004 Notes, the "Notes");

         WHEREAS, the Issuer desires to establish the terms of the Notes in accordance with Section 301 of the Indenture and to establish the form of the Notes in accordance with Section 201 of the Indenture.


                                    ARTICLE 1

                                      TERMS

         SECTION 101. TERMS OF NOTES. The following terms relating to the Notes are hereby established. Unless explicitly stated otherwise, the following terms shall apply to both the 2004 Notes and 2009 Notes.

          (1) The 2004 Notes shall constitute a series of Securities having the title "6.8% Notes Due May 1, 2004," and the 2009 Notes shall constitute a series of Securities having the title "7.25% Notes Due May 1, 2009."

          (2) The aggregate principal amount of the 2004 and 2009 Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1305 of the Indenture) shall each be up to $200,000,000.

          (3) The entire outstanding principal of the 2004 Notes shall be payable on May 1, 2004, and the entire outstanding principal of the 2009 Notes shall be payable on May 1, 2009 (each, a "Stated Maturity Date").

          (4) The rate at which the 2004 Notes shall bear interest shall be 6.8%, and the rate at which the 2009 Notes shall bear interest shall be 7.25%; the date from which interest on the Notes shall accrue shall be May 11, 1999; the Interest Payment Dates for the Notes on which interest will be payable shall be May 1 and November 1 in each year, beginning November 1, 1999, the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the 15th calendar day preceding the applicable Interest Payment Date; and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

          (5) The Place of Payment where the principal of and interest on the Notes shall be payable and Notes may be surrendered for the registration of transfer or exchange shall be the Corporate Trust Office of the Trustee in St. Paul, Minnesota. The place where notices or demands to or upon the Issuer in respect of the Notes and the Indenture may be served shall be the corporate trust office of the Trustee at One California Street, Suite 400, San Francisco, California 94111.

          (6) (A) The Notes may be redeemed at any time at the option of the Issuer, in whole, or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and
     (ii) the Make-Whole Amount (as defined below), if any, with respect to such Notes (or portion thereof) (the "Redemption Price").

              If notice has been given as provided in the Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Notes will be to receive payment of the Redemption Price, with respect to such Notes or portion thereof so redeemed.


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



              Notice of any optional redemption of any Notes (or any portion thereof) will be given to Holders at their addresses, as shown in the security register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed. On the third Business Day preceding the date notice of redemption is given, the Company will notify the Trustee of the Redemption Price and the Trustee may rely and shall be fully protected in acting upon the determination of the Company as to such Redemption Price.

              The Issuer will notify the Trustee in writing at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee in its sole discretion) of the aggregate principal amount of Notes to be redeemed and their redemption date. If less than all the Notes are to be redeemed at the option of the Issuer, the Trustee shall select by lot, the Notes to be redeemed in whole or in part.

              In the event of redemption of the Notes in part only, a new Note for the amount of the unredeemed portion thereof shall be issued in the name of the Holder thereto, upon cancellation thereof.

              (B) As used herein:

              "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

              "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

              "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Issuer.

          (7) The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any sinking fund.

          (8) The Notes shall be issuable in denominations of $1,000 and any integral multiple thereof.

          (9) The Trustee shall also be the Security Registrar and Paying Agent for the Notes.

          (10) The entire outstanding principal amount plus the Make-Whole Amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.

          (11) Payments of the principal of and interest on the Notes shall be made in U.S. Dollars, and the Notes shall be denominated in U.S. Dollars.

          (12) The Notes will be payable on the Stated Maturity Date in an amount equal to the principal amount thereof plus any unpaid interest accrued to the Stated Maturity Date.

          (13) The Holders of the Notes shall have no special rights in addition to those provided in the Indenture upon the occurrence of any particular events.

          (14) (A) There shall be no deletions from, modifications of or additions to the Events of Default with respect to the Notes set forth in the Indenture.

              (B) There shall be the following additions to the covenants set forth in the Indenture with respect to the Notes, which shall be effective only for so long as any of the Notes are Outstanding:

               Limitations On Incurrence of Debt. The Issuer will not, and will not permit any Subsidiary to, incur any Debt (as defined below), other than inter-company debt representing Debt to which the only parties are Spieker Properties, Inc., a Maryland corporation (the "General Partner"), the Issuer and any of their Subsidiaries (but only so long as such Debt is held solely by any of the General Partner, the Issuer and any Subsidiary) that is subordinate in right of payment to the Notes if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Issuer and its Subsidiaries on a consolidated basis is greater than 60% of the sum of (i) Total Assets (as defined below) as of the end of the calendar quarter covered in the Issuer's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Trustee (or such reports of the General Partner if filed by the Issuer with the Trustee in lieu of filing its own reports) prior to the incurrence of such additional Debt and (ii) the increase in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase, together with the Total Assets, is referred to as "Adjusted Total Assets").

               In addition to the foregoing limitation on the incurrence of Debt, the Issuer will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge (in each case as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Issuer or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by the Issuer or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period),
          (iii) the income earned on any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, during such period, and (iv) in the case of any acquisition or disposition by the Issuer or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

               In addition to the foregoing limitations on the incurrence of Debt, the Issuer will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Issuer or any Subsidiary ("Secured Debt"), whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 40% of Adjusted Total Assets.

               For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Issuer or a Subsidiary whenever the Issuer and its Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

               Maintenance of Total Unencumbered Assets. The Issuer is required to maintain Total Unencumbered Assets of not less than 165% of the aggregate outstanding principal amount of all outstanding Unsecured Debt.

               As used herein:

               "Annual Service Charge" as of any date means the amount which is expensed in any 12-month period for interest on Debt of the Issuer and its Subsidiaries.

               "Consolidated Income Available For Debt Service" for any period means Consolidated Net Income plus amounts which have been deducted for (a) interest on Debt of the Issuer and its Subsidiaries, (b) provision for taxes of the Issuer and its Subsidiaries based on income, (c) amortization of Debt discount, (d) provisions for gains and losses on properties, (e) depreciation and amortization, (f) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period and
          (g) amortization of deferred charges.

               "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of the Issuer and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

               "Debt" of the Issuer or any Subsidiary means any indebtedness of the Issuer or such Subsidiary, as applicable, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, Notes or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Issuer or such Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Issuer or such Subsidiary as lessee which is reflected in the Issuer's consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Issuer's consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by the Issuer or such Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Issuer or any Subsidiary).

               "Subsidiary" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Issuer or by one or more other Subsidiaries of the Issuer. For the purposes of this definition, "voting stock" means stock having the voting power for the election of directors, general partners, managers or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

               "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Issuer and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding intangibles and accounts receivable).

               "Total Unencumbered Assets" as of any date means the sum of (i) those Undepreciated Real Estate Assets which have not been pledged, mortgaged or otherwise encumbered by the owner thereof to secure Debt, excluding infrastructure assessment bonds, and (ii) all other assets of the Issuer and its Subsidiaries determined in accordance with generally accepted accounting principles (but excluding intangibles and accounts receivable) which have not been pledged, mortgaged or otherwise encumbered by the owner thereof to secure Debt.

               "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

               "Unsecured Debt" as of any date means Debt which is not secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Issuer or any Subsidiary.

                   (C) The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer's compliance with the covenants contained in this subsection or with respect to reports or other documents filed under the Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer's timely delivery of all reports and certificates required under Sections 703 and 1005 of the Indenture and to fulfill its obligations under Article Six of the Indenture.

               (15) The Notes shall be issuable only as Registered Securities in permanent global form (without coupons). Beneficial owners of interests in the permanent global Notes may exchange such interests for Notes of like tenor or any authorized form and denomination only in the manner provided in Section 305 of the Indenture. DTC shall be the depository with respect to the permanent global Note.

               (16) The Notes shall not be issuable as Bearer Securities.

               (17) Interest on any Note shall be payable only to the Person in whose name that Note (or one or more predecessor Notes thereof) is registered at the close of business on the Regular Record Date for such interest.

               (18) Sections 1402 and 1403 of the Indenture shall be applicable to the Notes.

               (19) The Notes shall not be issuable in definitive form except under the circumstances described in Section 305 of the Indenture.

               (20) Articles Sixteen and Seventeen of the Indenture shall not be applicable to the Notes.

               (21) The Issuer shall not pay Additional Amounts with respect to the Notes as contemplated by Section 1009 of the Indenture.

               (22) The Notes shall not be subordinated to any other debt of the Issuer, and shall constitute senior unsecured obligations of the Issuer.

         SECTION 102. FORM OF NOTE. The form of the 2004 Note is attached hereto as Exhibit A and the form of the 2009 Note is attached hereto as Exhibit B.

                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 201. DEFINITIONS. Capitalized terms used but not defined in this Fifteenth Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

         SECTION 202. CONFIRMATION OF INDENTURE. The Indenture, as heretofore supplemented and amended by this Fifteenth Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Fifteenth Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

         SECTION 203. CONCERNING THE TRUSTEE. The Trustee assumes no duties, responsibilities or liabilities by reason of this Fifteenth Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture.

         SECTION 204. GOVERNING LAW. This Fifteenth Supplemental Indenture, the Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York.

         SECTION 205. SEPARABILITY. In case any provision in this Fifteenth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 206. COUNTERPARTS. This Fifteenth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Supplemental Indenture to be duly executed, and the corporate seal of the General Partner to be hereunto affixed and attested, as of the day and year first above written.


                                       SPIEKER PROPERTIES, L.P.

                                       By: Spieker Properties, Inc., as General
                                           Partner


                                       By:  /s/ Craig G. Vought
                                           -------------------------------------
                                           Name:  Craig G. Vought
                                           Title: Executive Vice President
                                                  and Chief Financial Officer
(seal)
Attest:

By:  /s/ Sara R. Steppe
    -------------------------------
    Name:  Sara R. Steppe
    Title: Vice President, General
           Counsel and Secretary

                                       SPIEKER PROPERTIES, INC.


                                       By:  /s/ Craig G. Vought
                                           -------------------------------------
                                           Name:  Craig G. Vought
                                           Title: Executive Vice President
                                                  and Chief Financial Officer
(seal)
Attest:

By:  /a/ Sara R. Steppe
    -------------------------------
    Name:  Sara R. Steppe
    Title: Vice President, General
           Counsel and Secretary

                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          as Trustee



                                       By: /s/ Robert C. Hyman
                                          --------------------------------------
                                          Name:  Robert C. Hyman
                                          Title: Assistant Vice President
Attest:

By: /s/ Celia L. Crom
   --------------------------------
   Name:  Celia L. Crom
   Title: Trust Officer

STATE OF  California       )
COUNTY OF San Mateo        ) ss.:

         On May 11, 1999, before me personally came Craig G. Vought to me known, who, being by me duly sworn, did depose and say that he is the EVP and CFO of Spieker Properties, Inc., one of the entities described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the corporation, and that he signed his name thereto by like authority.


                                         /s/ Julie L. Bartlow
                                        ------------------------------------
                                             Julie L. Bartlow

         [Seal]

                                    Exhibit A


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                      PRINCIPAL AMOUNT
NO.: R-1                                                            $200,000,000

CUSIP NO.:  848503AM8

                            SPIEKER PROPERTIES, L.P.
                            6.8% NOTE DUE May 1, 2004


         SPIEKER PROPERTIES, L.P., a California limited partnership (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assignee (the "Holder"), upon presentation, the principal sum of $200,000,000 on May 1, 2004, and to pay interest on the outstanding principal amount thereon from May 11, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 1 and November 1 in each year (each an "Interest Payment Date"), commencing November 1, 1999, and at the Stated Maturity, at the rate of 6.8% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months, until the entire principal amount hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture (hereinafter defined), be paid to the person in whose name this Note (the "Note") (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date which shall be the 15th calendar day preceding the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of the principal of, and interest on, this Note will be made at the office or agency of the Trustee (hereinafter defined) maintained for that purpose at 180 E. Fifth Street, St. Paul, Minnesota 55101, or elsewhere as provided in the Indenture, in United States Dollars; provided, however, that at the option of the Holder hereof, and upon written notice to the Trustee of not less than five Business Days prior to the applicable Interest Payment Date, payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register kept for the Notes pursuant to Section 305 of the Indenture (the "Note Register") or (ii) transfer to an account of the Person entitled thereto located inside the United States.


         This Note is one of a fully authorized issue of securities of the Issuer issued as a series of securities issued and to be issued under an Indenture, dated as of December 6, 1995 as supplemented by the Fifteenth Supplemental Indenture dated May 11, 1999 (collectively, the "Indenture"), among the Issuer and U.S. Bank Trust National Association (the "Trustee," which term includes any successor trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated as the "6.8% Notes Due May 1, 2004," limited in the aggregate principal amount to $200,000,000.


         The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price (the "Redemption Price") equal to the sum of (i) the principal amount of the Notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and
(ii) the Make-Whole Amount (as defined below), if any, with respect to such Notes (or portion thereof).


         If notice has been given as provided in the Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Notes will be to receive payment of the Redemption Price, with respect to such Notes or portion thereof so redeemed.

         Notice of any optional redemption of any Notes (or any portion thereof) will be given to Holders at their addresses, as shown in the Note Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.


         The Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and their redemption date. If less than all the Notes are to be redeemed at the option of the Issuer, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes to be redeemed in whole or in part.


         In the event of redemption of the Notes in part only, a new Note for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereto, upon cancellation hereof.


         As used herein:

               "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of
          (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

               "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the

          Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

               "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Issuer.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Issuer, in each case, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to this Note.

         The Issuer is subject to certain covenants contained in the Indenture with respect to, and for the benefit of the Holders of, the Notes. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer's compliance with the covenants contained in the Indenture or with respect to reports or other certificates filed under the Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer's timely delivery of all reports and certificates required under Sections 703 and 1005 of the Indenture and to fulfill its obligations under Article Six of the Indenture.

         If an Event of Default as defined in the Indenture with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the

Holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any Place of Payment where the principal of, and interest on, this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar for the Notes duly executed by, the Holder hereof or his attorney duly authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE NOTES INCLUDING THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused "CUSIP" numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal this 11th day of May, 1999.

                                       SPIEKER PROPERTIES, L.P.

                                       By: Spieker Properties, Inc., as
                                           General Partner


                                       By:
                                          --------------------------------------
                                          Name:  Craig G. Vought
                                          Title: Executive Vice President
                                                   and Chief Financial Officer


[SEAL]

Attest:


By:
   ---------------------------------------
   Name:   Sara R. Steppe
   Title:  Vice President, General Counsel
           and Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Notes of the series designated "6.8% Notes Due May 1, 2004" referred to in the within-mentioned Indenture.


U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee


By:
   ------------------------------
   Name:
   Title:

                                 ASSIGNMENT FORM


                   FOR VALUE RECEIVED, the undersigned hereby
                         sells, assigns and transfers to




  -----------------------------------------------------------------------------
     (Insert Social Security number or other identifying number of assignee)


  -----------------------------------------------------------------------------
  (Please print or typewrite name and address, including zip, code of assignee)


  -----------------------------------------------------------------------------


the within Note of Spieker Properties, L.P. and hereby does irrevocably constitute and appoint
                       ---------------------------------------------------------

Attorney to transfer said Note on the books of the within-named Issuer with full power of substitution in the premises.

Dated:
      ------------                          ------------------------------------

                                            ------------------------------------


Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

                                    Exhibit B


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                      PRINCIPAL AMOUNT
NO.: R-1                                                            $200,000,000

CUSIP NO.:  848503AM0

                            SPIEKER PROPERTIES, L.P.
                           7.25% NOTE DUE May 1, 2009

SPIEKER PROPERTIES, L.P., a California limited partnership (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assignee (the "Holder"), upon presentation, the principal sum of $200,000,000 on May 1, 2009, and to pay interest on the outstanding principal amount thereon from May 11, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 1 and November 1 in each year (each an "Interest Payment Date"), commencing November 1, 1999, and at the Stated Maturity, at the rate of 7.25% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months, until the entire principal amount hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture (hereinafter defined), be paid to the person in whose name this Note (the "Note") (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date which shall be the 15th calendar day preceding the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of the principal of, and interest on, this Note will be made at the office or agency of the Trustee (hereinafter defined) maintained for that purpose at 180 E. Fifth Street, St. Paul, Minnesota 55101, or elsewhere as provided in the Indenture, in United States Dollars; provided, however, that at the option of the Holder hereof, and upon written notice to the Trustee of not less than five Business Days prior to the applicable Interest Payment Date, payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register kept for the Notes pursuant to Section 305 of the Indenture (the "Note Register") or (ii) transfer to an account of the Person entitled thereto located inside the United States.

         This Note is one of a fully authorized issue of securities of the Issuer issued as a series of securities issued and to be issued under an Indenture, dated as of December 6, 1995 as supplemented by the Fifteenth Supplemental Indenture dated May 11, 1999 (collectively, the "Indenture"), among the Issuer and U.S. Bank Trust National Association (the "Trustee," which term includes any successor trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated as the "7.25% Notes Due May 1, 2009," limited in the aggregate principal amount to $200,000,000.

         The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price (the "Redemption Price") equal to the sum of (i) the principal amount of the Notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and
(ii) the Make-Whole Amount (as defined below), if any, with respect to such Notes (or portion thereof).

         If notice has been given as provided in the Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Notes will be to receive payment of the Redemption Price, with respect to such Notes or portion thereof so redeemed.

         Notice of any optional redemption of any Notes (or any portion thereof) will be given to Holders at their addresses, as shown in the Note Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

         The Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and their redemption date. If less than all the Notes are to be redeemed at the option of the Issuer, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes to be redeemed in whole or in part.

         In the event of redemption of the Notes in part only, a new Note for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereto, upon cancellation hereof.

         As used herein:

               "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of
          (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

               "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

               "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Issuer.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Issuer, in each case, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to this Note.

         The Issuer is subject to certain covenants contained in the Indenture with respect to, and for the benefit of the Holders of, the Notes. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer's compliance with the covenants contained in the Indenture or with respect to reports or other certificates filed under the Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer's timely delivery of all reports and certificates required under Sections 703 and 1005 of the Indenture and to fulfill its obligations under Article Six of the Indenture. If an Event of Default as defined in the Indenture with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any Place of Payment where the principal of, and interest on, this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar for the Notes duly executed by, the Holder hereof or his attorney duly authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE NOTES INCLUDING THIS NOTE SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE
OF NEW YORK.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused "CUSIP" numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal this 11th day of May, 1999.

                                       SPIEKER PROPERTIES, L.P.

                                       By: Spieker Properties, Inc., as
                                             General Partner


                                       By:
                                          --------------------------------------
                                          Name:  Craig G. Vought
                                          Title: Executive Vice President
                                                 and Chief Financial Officer


[SEAL]

Attest:


By:
   ---------------------------------------
   Name:   Sara R. Steppe
   Title:  Vice President, General Counsel
           and Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Notes of the series designated "7.25% Notes Due May 1, 2009" referred to in the within-mentioned Indenture.


U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee


By:
   -------------------------------
   Name:
   Title:

                                 ASSIGNMENT FORM


                   FOR VALUE RECEIVED, the undersigned hereby
                         sells, assigns and transfers to




  -----------------------------------------------------------------------------
     (Insert Social Security number or other identifying number of assignee)


  -----------------------------------------------------------------------------
 (Please print or typewrite name and address, including zip, code of assignee)


  -----------------------------------------------------------------------------


the within Note of Spieker Properties, L.P. and hereby does irrevocably constitute and appoint
                       ---------------------------------------------------------

Attorney to transfer said Note on the books of the within-named Issuer with full power of substitution in the premises.

Dated:
      --------------                        ------------------------------------

                                            ------------------------------------


Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.